                                                                   EXHIBIT 10.16


                              REDEMPTION AGREEMENT


      THIS AGREEMENT is made as of the 18th day of September, 1997, between The Children's Place Retail Stores, Inc., a Delaware corporation (the "Company"), and Legg Mason Wood Walker, Incorporated, a Maryland corporation ("Legg Mason").

                                    RECITALS

      WHEREAS, the Company expects to undertake an initial public offering (the "IPO") of its Common Stock in September 1997 or as soon thereafter as practicable;

      WHEREAS, the Company issued to Legg Mason that certain warrant (the "Original Warrant"), dated June 28, 1996, entitling Legg Mason to purchase up to 6,225.8 shares of the Company's Series A Common Stock, par value $0.10 per share (the "Series A Common Stock"), at an exercise price of $321.24 per share;

      WHEREAS, the Original Warrant has been cancelled and reissued by the Company to Legg Mason as two separate warrants, each dated September 18, 1997, with one such warrant (the "Redemption Warrant") entitling Legg Mason to purchase up to 4,150.5333 shares of Series A Common Stock and the other such warrant (the "Exercise Warrant") entitling Legg Mason to purchase up to 2,075.2667 shares of Series A Common Stock, in each case at an exercise price of $321.24 per share and, otherwise, upon the same terms and conditions as the Original Warrant;

      WHEREAS, prior to the consummation of the IPO, the Company expects to effect a 120-for-one stock split (the "Stock Split") of the Series A Common Stock and to redesignate (the "Reclassification") the Series A Common Stock as Common Stock (the "Common Stock");

      WHEREAS, after giving effect to the Stock Split and Reclassification, the Redemption Warrant will be exercisable for 498,064 shares of Common Stock and the Exercise Warrant will be exercisable for 249,032 shares of Common Stock, in each case at an exercise price of $2.677 per share;

      WHEREAS, as set forth in Section 1.1 hereof, the Company desires to purchase and redeem from Legg Mason, and Legg Mason desires to sell to the Company, concurrently with the consummation of the IPO, the Redemption Warrant; and

      WHEREAS, Legg Mason desires to exercise the Exercise Warrant concurrently with the consummation of the IPO.

      NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements of the parties contained herein, the sufficiency of which is hereby acknowledged, and intending to be legally bound, the Company and Legg Mason agree as follows:

            I. PURCHASE AND SALE; REDEMPTION; CLOSING

            1.1. Redemption of Warrant. On the terms and subject to the conditions set forth in this Agreement, concurrently with the consummation of the IPO (the date of such consummation, the "IPO Closing Date"), the Company will purchase and redeem (such purchase and redemption, the "Warrant Redemption"), and Legg Mason will sell and transfer to the Company, the Redemption Warrant (in its entirety) for an aggregate purchase price (the "Redemption Price"), payable in immediately available funds, which shall equal (after giving effect to the Stock Split and the Reclassification) the product of
(x) the IPO price per share of Common Stock minus the IPO underwriting discount per share of Common Stock minus the $2.677 exercise price per share of Common Stock subject to the Redemption Warrant multiplied by (y) the 498,064 shares of Common Stock subject to the Redemption Warrant.

            1.2. Closing. The closing (the "Closing") of the Warrant Redemption contemplated hereunder will take place at the offices of Stroock & Stroock & Lavan LLP, 180 Maiden Lane, New York, New York (or such other location in the City of New York as the Company may designate), immediately following the consummation of the IPO and concurrently with the exercise by Legg Mason of the Exercise Warrant on the IPO Closing Date or on such later date as the parties may agree (the date on which the Closing occurs is herein referred to as the "Closing Date"). At the Closing:

            (a) Legg Mason will deliver to the Company the certificate or certificates representing the Redemption Warrant, together with an instrument of assignment duly executed in blank and such other documents as the Company may reasonably request to transfer record ownership of the Redemption Warrant to the Company; and

            (b) The Company will deliver to Legg Mason the Redemption Price in immediately available funds by wire transfer to an account designated by Legg Mason by notice to the Company in accordance with this Agreement not later than two business days prior to the Closing Date.

            1.3. Proceedings. Except as otherwise specifically provided for in this Agreement, all proceedings that will be taken and all documents that will be executed and delivered by the parties hereto on the Closing Date will be deemed to have been taken and executed simultaneously and no proceeding will be deemed taken nor any document executed and delivered until all have been taken, executed and delivered.

            II. REPRESENTATIONS AND WARRANTIES OF LEGG MASON

            2.1. Legg Mason represents and warrants to the Company, as follows:

            2.1.1. Authority; Enforceability. The execution, delivery and performance by Legg Mason of this Agreement is within Legg Mason's corporate powers and has been duly authorized by all necessary corporate action on the part of Legg Mason. This Agreement constitutes a valid and binding agreement of Legg Mason, enforceable against Legg Mason in accordance with its terms, except as enforceability may be affected by bankruptcy, insolvency, moratorium or other similar laws.

            2.1.2. No Conflicts. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, violate or conflict with in any respect or result in a breach under any contract, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Legg Mason or its property or assets.

            2.1.3. No Consents. No consent of, approval or filing with, any court or other governmental authority is required to be obtained or made by or with respect to Legg Mason in connection with the execution and delivery of this Agreement or the consummation by Legg Mason of the transactions contemplated hereby.

            2.1.4. Ownership of Warrant. Each of the Redemption Warrant and Exercise Warrant is owned, lawfully of record and beneficially, by Legg Mason, free and clear of any Liens (as defined). The Redemption Warrant and the Exercise Warrant are the only warrants for capital stock of the Company or other equity interest in the Company owned by Legg Mason.

            As used herein, "Lien" means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, encumbrance or other adverse claim of any kind in respect of such property or asset but shall not include the right of any Legg Mason officer or employee to any portion of the net proceeds received by Legg Mason from the exercise or other disposition of either the Redemption Warrant or the Exercise Warrant or any portion thereof. For purposes of this Agreement, a person will be deemed to own subject to a Lien any property or asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such property or asset.

            III. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

            3.1. The Company represents and warrants to Legg Mason as follows:

            3.1.1. Corporate Authorization; Enforceability. The execution, delivery and performance by the Company of this Agreement is within the Company's corporate powers and has been duly authorized by all necessary corporate action on the part of the Company. This Agreement constitutes a valid and binding agreement of the Company, enforceable against the

Company in accordance with its terms, except as enforceability may be affected by bankruptcy, insolvency, moratorium or other similar laws.

            3.1.2. No Conflicts. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, violate or conflict with in any respect or result in a breach under any contract, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or its property or assets.

            3.1.3. No Consents. No consent of, approval or filing with, any court or other governmental authority is required to be obtained or made by or with respect to the Company in connection with the execution and delivery of this Agreement or the consummation by the Company of the transactions contemplated hereby.

            3.1.4. Notice of Adjustment. The certificate of the Chief Financial Officer of the Company, to be dated as of the effective date of the Stock Split, prepared in accordance with Section 5 of the Original Warrant and delivered to Legg Mason (the "Notice of Adjustment"), will properly give effect to the Stock Split and the Reclassification. All adjustments and calculations set forth in the Notice of Adjustment will be made by the Company in good faith and will be accurate and correct as of the effective date of the Stock Split. Each assumption underlying any such calculation will be reasonable at the time of its determination.

            IV. CONDITIONS TO CLOSING

            4.1. Conditions to Obligations of Legg Mason. The obligations of Legg Mason to consummate the Closing are subject to the satisfaction of the following conditions:

            4.1.1. Representations, Warranties and Covenants of the Company. (a) The representations and warranties of the Company made in this Agreement shall be true and correct as of the date hereof and as of the Closing, as though made as of the Closing, and (b) the Company shall have performed and complied with all terms, agreements and covenants contained in this Agreement required to be performed or complied with by the Company on or before the Closing Date.

            4.1.2. IPO. The IPO shall have been consummated and the IPO price per share of Common Stock (without deducting the IPO underwriting discount per share of Common Stock) shall have been at least $13.00.

            4.2. Conditions to Obligations of the Company. The obligations of the Company to consummate the Closing are subject to the satisfaction of the following conditions:

            4.2.1. Representations, Warranties and Covenants of Legg Mason. (a) The representations and warranties of Legg Mason made in this Agreement shall be true and correct as of the date hereof and as of the Closing, as though made as of the Closing, and (b) Legg Mason shall have performed and complied with all terms, agreements and covenants contained in this Agreement required to be performed or complied with by Legg Mason on or before the Closing Date.

            4.2.2. IPO. The IPO shall have been consummated.

            V. PROVISIONS CONCERNING CERTAIN RIGHTS OF LEGG MASON

            5.1 Waiver of Registration Rights. In accordance with Section 4.8 of that certain Registration Rights Agreement, dated as of June 28, 1996 (the "Registration Rights Agreement"), by and among the Company, Legg Mason and certain stockholders of the Company, Legg Mason hereby waives the following:

            (a) any requirement set forth in the Registration Rights Agreement that the Company provide Legg Mason with notice of the filing of a registration statement under the Securities Act of 1933, as amended, with respect to the IPO; and

            (b) any rights Legg Mason may have under the Registration Rights Agreement to request that the Company include in the IPO any Registrable Securities (as defined in the Registration Rights Agreement) held by Legg Mason.

            VI. EXERCISE OF EXERCISE WARRANT

            6.1. Exercise Warrant to be Exercised Upon Consummation of the IPO. Subject to the conditions set forth in Section 4.1 hereof, Legg Mason agrees to exercise the Exercise Warrant in full in accordance with its terms not later than concurrently with the consummation of the IPO on the IPO Closing Date. The Company acknowledges that, as provided in the Exercise Warrant, Legg Mason shall have the right to pay the $666,658.66 aggregate exercise price payable in respect of the Exercise Warrant by surrendering the right to receive a portion of the 249,032 shares with respect to which the Exercise Warrant is exercisable (after giving effect to the Stock Split) equal to the product obtained by multiplying 249,032 by a fraction, the numerator of which is $2.677 and the denominator of which is the IPO price per share of Common Stock.

            VII. SURVIVAL; INDEMNIFICATION

            7.1. Survival. The representations and warranties of the parties contained in this Agreement or in any certificate or other writing delivered pursuant hereto or in connection herewith will survive the Closing until 18 months after the Closing Date. All covenants and agreements of the parties contained in this Agreement will survive the Closing indefinitely.

            7.2. Indemnification. (a) Legg Mason will indemnify the Company and hold it harmless from any and all losses, liabilities and expenses (including, without limitation, expenses of investigation and attorneys' fees and expenses) incurred or suffered by the Company and resulting or arising from: (i) any misrepresentation or breach of any representation or warranty by Legg Mason contained in this Agreement or (ii) any breach by Legg Mason of any covenant or undertaking made or to be performed by Legg Mason pursuant to this Agreement.

            (b) The Company will indemnify Legg Mason and hold it harmless from any and all losses, liabilities and expenses (including, without limitation, expenses of investigation and attorneys' fees and expenses) incurred or suffered by Legg Mason and resulting or arising from: (i) any misrepresentation or breach of any representation or warranty by the Company contained in this Agreement or
(ii) any breach by the Company of any covenant or undertaking made or to be performed by the Company pursuant to this Agreement. In addition, the Company will indemnify Legg Mason in accordance with, and to the extent of, the indemnification provisions set forth in the Registration Rights Agreement, all as if Legg Mason were a Registering Stockholder (as defined in the Registration Rights Agreement) with respect to the IPO.

            7.3 Limitation of Indemnification. The indemnification obligations of Legg Mason will not exceed the amount of the Redemption Price.

            VIII. MISCELLANEOUS

            8.1. Termination. (a) This Agreement shall automatically terminate and be null, void and of no further effect if the IPO Closing has not occurred by October 31, 1997 for any reason.

            (b) If this Agreement is terminated by reason of a willful and intentional breach of any provision hereof by any party, the breaching party will be liable for damages incurred by the nonbreaching party as a result of such breach, which damages will include, without limitation, any out-of-pocket costs and expenses incurred by the nonbreaching party in connection with the enforcement of its rights hereunder (including reasonable fees and disbursements of counsel).

            8.2. Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed postage prepaid by first-class registered or certified airmail, or sent by nationally recognized overnight express courier service, or transmitted by telecopier, and shall be deemed given when so mailed or sent, or, if telecopied, when receipt of transmission is acknowledged, and shall be delivered as addressed as follows:

            (a) If to the Company, to:

                    The Children's Place
                    1 Dodge Drive
                    West Caldwell, NJ  07006
                    Telecopier:  (973) 808-5637
                    Attn:  Steven Balasiano, Esq.

            or to such other person or place as the Company shall designate to Legg Mason in writing; and

            (b) If to Legg Mason, to:

                    Legg Mason Wood Walker, Incorporated
                    1735 Market Street, Suite 1100
                    Philadelphia, PA 19103
                    Telecopier:  (215) 568-2031
                    Attn:  Seth J. Lehr, or his authorized representative

            or to such other person or place as Legg Mason shall designate to the Company in writing;

provided, however, that any notice of change of address shall be effective only upon receipt.

            8.3. Amendments. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and Legg Mason.

            8.4. Successors and Assigns. The provisions of this Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that neither party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other party hereto.

            8.5. No Third Party Beneficiaries. Except as provided in Article VII, this Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein, expressed or implied, will give or be construed to give to any person or entity, other than the parties hereto and such permitted assigns, any legal or equitable rights hereunder.

            8.6. Counterparts. This Agreement may be signed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

            8.7. Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

            8.8. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS RULES AS TO CONFLICTS OF LAW.

            8.9. Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

            8.10. Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                    THE CHILDREN'S PLACE RETAIL STORES, INC.


                                    By: /s/ Steven Balasiano
                                        ------------------------------------
                                        Name:  Steven Balasiano
                                        Title: Secretary


                                    LEGG MASON WOOD WALKER, INCORPORATED


                                    By:
                                        ------------------------------------
                                        Name:
                                        Title: